UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C. 20549

FORM 8-K/A

AMENDMENT NO. 1 TO
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  April 1, 2004

Genaissance Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-30981	06-1338846
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Five Science Park New Haven, Connecticut		06511
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (203) 773-1450

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

INTRODUCTORY NOTE

Effective April 1, 2004, Genaissance Pharmaceuticals, Inc., a Delaware corporation (the “Company”), acquired Lark Technologies, Inc., a Delaware corporation (“Lark Technologies”), pursuant to an Agreement and Plan of Merger dated December 18, 2003 (the “Merger Agreement”) by and among the Company, Lark Technologies and Brown Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of the Company (the “Merger Sub”).  Pursuant to the Merger Agreement, the Merger Sub merged with and into Lark Technologies, with Lark Technologies continuing as the surviving corporation and as a wholly-owned subsidiary of the Company (the “Merger”).

On April 16, 2004, the Company filed a Current Report on Form 8-K (the “Current Report”) to report the Merger.  The purpose of this Amendment No. 1 to the Current Report is to file the financial statements of the business acquired and the pro forma financial statements required by Item 7.

The Company hereby amends Item 7 of the Current Report to read in its entirety as follows:

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(a)                                  Financial Statements of Business Acquired.

The required financial statements are attached hereto on pages F-1 through F-18.

(b)                                 Pro Forma Financial Information.

The required financial statements are attached hereto on pages F-19 through F-25.

(c)                                  Exhibits.

Exhibit No.	Exhibit Description

2.1*

Agreement and Plan of Merger, dated December 18, 2003, by and among Genaissance Pharmaceuticals, Inc., Brown Acquisition Corp. and Lark Technologies, Inc. (previously filed on December 22, 2003, as Exhibit 2.1 to the Company’s Current Report on Form 8-K, as amended, and incorporated herein by reference).

23.1	Consent of Ernst & Young LLP. Filed herewith.

*                 The exhibits and schedules to this agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K.  The Company will furnish copies of any of the exhibits and schedules to the Securities and Exchange Commission upon request.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: May 14, 2004	GENAISSANCE PHARMACEUTICALS, INC.

	By:	/s/ Ben D. Kaplan
Ben D. Kaplan
Senior Vice President and Chief Financial Officer

3

REPORT OF INDEPENDENT AUDITORS

Lark Technologies, Inc.

Board of Directors and Stockholders

We have audited the accompanying balance sheet of Lark Technologies, Inc. (the “Company”) as of December 31, 2003, and the related statements of operations, stockholders’ equity, and cash flows for each of the two years in the period ended December 31, 2003.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Lark Technologies, Inc. at December 31, 2003, and the results of its operations and cash flows for each of the two years in the period ended December 31, 2003, in conformity with accounting principles generally accepted in the United States.

ERNST & YOUNG LLP

Houston, Texas
March 1, 2004

REPORT OF INDEPENDENT AUDITORS

Lark Technologies, Inc.
Board of Directors and Stockholders

We have audited the accompanying balance sheet of Lark Technologies, Inc. (the “Company”) as of December 31, 2002, and the related statements of operations, stockholders’ equity, and cash flows for each of the two years in the period ended December 31, 2002. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Lark Technologies, Inc. at December 31, 2002, and the results of its operations and cash flows for each of the two years in the period ended December 31, 2002, in conformity with accounting principles generally accepted in the United States.

ERNST & YOUNG LLP

Houston, Texas
March 14, 2003

Lark Technologies, Inc.

Balance Sheet

As of December 31, 2003

Assets

Current assets:
Cash and cash equivalents	1,459,052
Accounts receivable (net of allowance for doubtful accounts of $37,922)	1,519,727
Due from related parties	8,749
Inventory	160,371
Deferred taxes	378,375
Prepaid expenses	136,883

Total current assets	3,663,157

Property and equipment, net	2,047,424
Other assets, net	51,772

Total assets	5,762,353

Liabilities and stockholders’ equity

Current liabilities:
Accounts payable	588,877
Capital lease obligation, current portion	458,161
Accrued expenses	216,639
Customer deposits	303,114
Taxes Payable	154,107

Total current liabilities	1,720,898

Capital lease obligation, less current portion	442,399
Deferred rent expense	37,224
Deferred taxes	214,138

Total long term liabilities	693,761

Total liabilities	2,414,659

Commitments and Contingencies
Stockholders’ equity
Preferred stock, $0.001 par value:
Authorized shares - 2,000,000
None issued or outstanding	—
Common stock, $0.001 par value:
Authorized shares - 8,000,000
Issued shares - 3,909,639
Outstanding shares - 3,678,759	3,910
Additional paid-in capital	3,132,282
Treasury stock at cost -230,880 shares	(412,988)
Deferred compensation	(8,850)
Accumulated comprehensive income, net of taxes	58,649
Retained earnings	574,691

Total stockholders’ equity	3,347,694

Total liabilities and stockholders’ equity	5,762,353

See accompanying notes.

Lark Technologies, Inc.

Balance Sheet

As of December 31, 2002

Assets

Current assets:
Cash and cash equivalents	$499,131
Accounts receivable	1,329,287
Due from related parties	30,698
Inventory	47,842
Prepaid expenses	$86,547

Total current assets	1,993,505

Property and equipment, net	1,861,160
Other assets, net	58,324

Total assets	$3,912,989

Liabilities and stockholders' equity

Current liabilities:
Accounts payable	$434,738
Capital lease obligation, current portion	442,846
Accrued expenses	228,354
Custom deposits	253,168

Total current liabilities	$1,359,106

Capital lease obligation, less current portion	687,704
Deferred rent expense	37,188

Total long term liabilities	724,982

Total liabilities	$2,083,998

Commitments and Contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value:
Authorized shares—2,000,000
None issued or outstanding
Common stock, $0.001 par value:
Authorized shares—8,000,000
Issued shares—3,583,898
Outstanding shares—3,575,920	3,584
Additional paid-in capital	2,691,855
Treasury stock at cost	(16,223)
Deferred compensation	(4,781)
Accumulated comprehensive gain	22,208
Accumulated deficit	(867,652)

Total stockholders’ equity	1,828,991

Total liabilities and stockholders’ equity	$3,912,989

See accompanying notes.

Lark Technologies, Inc

Statements of Operations

	Years ended December 31,
	2002	2003

Revenue:
Laboratory Services	$6,692,305	$9,028,382

Costs and expenses:
Costs of services	3,662,096	4,424,400
Sales, general and administrative	2,209,890	2,794,228

Total costs and expenses	5,871,986	7,218,628

Operating income (loss)	820,319	1,809,754

Other income and (expense):
Interest income	4,771	7,990
Other income	—	6,229
Interest expense	(65,496)	(83,329)
Other expense	—	(12,328)

Total other income (expense)	(60,725)	(81,438)

Income before income taxes	759,594	1,728,316

Provision for income taxes	34,645	285,973

Net income	$724,949	$1,442,343

Net Income per share:
Basic	$0.20	$0.39
Diluted	$0.20	$0.34

See accompanying notes.

Lark Technologies, Inc.

Statements of Stockholders’ Equity

For the years ended December 31, 2001 thru 2003

	Common Stock		Additional Paid-in				Accumulated
	Shares	At Par		Treasury Stock		Deferred	Comprehensive	Retained
	Outstanding	Value	Capital	Shares	At Cost	Compensation	Gain/(Loss)	Earnings (Deficit)	Total

Balance at December 31, 2001	3,521,398	$3,521	$2,670,344	4,500	$(4,946)	—	$(6,012)	$(1,592,601)	$1,070,306

Warrants exercised	62,500	63	15,562						15,625
Treasury Stock				3,478	(11,277)				(11,277)
Deferred compensation			5,949			(5,949)			—
Amortized deferred compensation						1,168			1,168
Currency translation gain							28,220		28,220
Net Income								724,949	724,949
Comprehensive income									753,169

Balance at December 31, 2002	3,583,898	$3,584	$2,691,855	7,978	$(16,223)	$(4,781)	$22,208	$(867,652)	$1,828,991

Options exercised	343,450	344	460,689						461,033
Fractional shares cancelled	(17,709)	(18)	(76,321)						(76,339)
Treasury Stock				222,902	(396,765)				(396,765)
Amortized deferred compensation						1,275			1,275
Deferred compensation			36,559			(5,344)			31,215
Compensation expense for non-employee options			19,500						19,500
Currency translation gain, net of taxes							36,441		36,441
Net Income								1,442,343	1,442,343
Comprehensive income									1,478,784

Balance at December 31, 2003	3,909,639	$3,910	$3,132,282	230,880	$(412,988)	$(8,850)	$58,649	574,691	$3,347,694

See accompanying notes.

Lark Technologies, Inc.

Statements of Cash Flows

	Years ended December 31,
	2002	2,003
Operating activities
Net income	$724,949	1,442,343
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	472,308	572,430
Amortization of deferred compensation	1,168	1,275
Non-employee compensation	—	19,500
Employee compensation expense	—	31,215
Provision for losses on accounts receivables	19,104	2,415
Gain/loss on disposal of fixed assets	—	12,328
Changes in operating assets and liabilities:
Accounts receivable	(247,022)	(175,714)
Inventory	36,998	(112,529)
Prepaid expenses	(1,082)	(10,010)
Other assets	—	(728)
Due from related parties	(36,567)	21,949
Accounts payable	85,754	147,320
Accrued expenses	80,648	(68,693)
Taxes payable	—	154,107
Deferred rent	9,324	36
Deferred taxes	—	(164,237)
Deposits	(102,991)	46,514

Net cash provided by (used in) operating activities	$1,042,591	1,919,521

Investing activities
Purchases of property and equipment	(272,500)	(529,689)
Proceeds from sale of fixed assets		60,000

Net cash used in investing activities	(272,500)	(469,689)

Financing activities
Principal payments on notes payable	(420,929)	—
Repayment on capital lease obligations	(296,841)	(564,369)
Proceeds from exercised options	15,625	461,033
Payments for cancelled shares of common stock	—	(24,709)
Treasury stock	(11,277)	(396,765)

Net cash used in financing activities	(713,422)	(524,810)
Effect of currency translation on cash	28,220	34,899

Net increase in cash and cash equivalents	84,889	959,921
Cash and cash equivalents at beginning of year	414,242	499,131

Cash and cash equivalents at end of year	$499,131	1,459,052

See accompanying Notes

	Years ended December 31,
	2002	2,003

Supplemental disclosure of cash flow information
Cash paid during the year for:
Interest	$65,496	83,329
Income taxes	16,544	345,699
Noncash investing activities:
Capital leases to acquire property and equipment	$914,457	300,605
Prepaid maintenance contract on equipment under lease	$51,066	33,774

See accompanying notes.

Lark Technologies, Inc.
Notes to Financial Statements

1.  Organization

Lark Technologies, Inc., a Delaware corporation (the “Company” or “Lark”), was formed on November 16, 1994, as a wholly-owned subsidiary of SuperCorp Inc. (“SuperCorp”), for the purpose of merging with Lark Sequencing Technologies, Inc., a Delaware corporation (“Sequencing”), as outlined in a merger agreement (“Merger Agreement”) entered into by SuperCorp and Sequencing on October 28, 1994.  SuperCorp approved the Merger Agreement on September 5, 1995 and the stockholders of Sequencing approved it on September 12, 1995.  Because of the merger, all of the shares of common and preferred stock of Sequencing were exchanged for 1,800,000 shares of Common Stock of the Company with a par value of $0.001 per share, and the 200,000 shares of Common Stock of the Company held by SuperCorp were distributed to the shareholders of SuperCorp.  The Company has succeeded to all of the business previously undertaken by Sequencing.  The Company provides contract molecular biology services to the pharmaceutical, biotechnology and agbio industries.  The Company has operations in the United States and the United Kingdom.

In September 2003, as a result of a reverse / forward common stock split, 17,709 shares of common stock were cancelled and the shareholders will be paid off at a rate of $4.31 per share. A liability account for $76,339 was established for this repayment process.

2.  Significant Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make judgments, estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes.  Actual results could differ from those estimates.

Inventory

Work in process inventory includes the direct and indirect costs associated with projects that were started but not completed as of December 31, 2003.  Direct costs include such items as the cost of labor, reagents and supplies directly associated with each project.  Indirect costs include such items as general supplies, laboratory management, depreciation, and costs to operate the lab.  These costs are applied to each project based on direct labor hours incurred for the project up to the point of measurement such as the end of an accounting period.  At December 31, 2003, work in process inventory was $160,371.

Revenue Recognition

The Company submits the results of its laboratory services to its customers by electronic mail or by overnight delivery services. Upon the completion of the laboratory services and the submission of the results, the Company has no further obligation to perform services other than those that are perfunctory and inconsequential, and the submission of the report is essentially the same as delivery. Therefore, the Company recognizes revenue upon the submission of its laboratory results report to the customer by overnight or electronic delivery methods. From time to time, the Company enters into long term service contracts that are similar to open supply contracts. Revenues under such contracts are recognized as each project is completed and the submission sent. Revenue includes shipping costs billed to customers and the related costs are recorded as cost of sales.  Costs incurred on partially completed projects are recorded as work-in-process.

Cash and Cash Equivalents

The Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

Property and Equipment

Property and equipment are recorded at cost.  Depreciation and amortization expense is recorded over the estimated useful lives of the assets on a straight-line basis.  Leasehold improvements are amortized on a straight-line basis over the shorter of the asset’s useful life or remaining lease term.  The cost of repairs and maintenance is expensed as incurred.  The estimated useful lives of assets are as follows:

Laboratory equipment	4-5 years
Furniture and fixtures	5 years
Computer
Equipment	3-5 years
Software	3-5 years
Leasehold improvements	Lease or asset life

Long-Lived Assets

The Company routinely evaluates the carrying value of its long-lived assets. The Company records impairment losses on long-lived assets used in operations when events and circumstances indicate that assets may be impaired and the undiscounted cash flows estimated to be generated by the assets are less than the carrying amount of those assets. To date, no impairment charges have been recognized.

Stock Options

The Company generally grants stock options to its employees for a fixed number of shares with an exercise price equal to the fair value of the shares on the date of grant.  As allowed under the Statement of Financial Accounting Standards No. 123, “Accounting for Stock-Based Compensation” (SFAS 123), the Company has elected to follow Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees” (APB 25) and related interpretations in accounting for stock awards to employees.  Accordingly, no compensation expense is recognized in the Company’s financial statements in connection with stock options granted to employees with exercise prices not less than fair value.  Deferred compensation for options granted to employees is determined as the difference between the deemed fair market value of the Company’s common stock on the date options were granted and the exercise price.  For purposes of this pro-forma disclosure, the estimated fair value of the options is assumed to be amortized to expense over the options’ vesting period.   Compensation expense for options granted to non-employees has been determined in accordance with FAS 123 as the fair value of the consideration received or the fair value of the equity instruments issued.

	Year Ended December 31,
	2002	2003

Net income, as reported	$724,949	$1,442,343
Add: stock based compensation expense included in net income as reported	4,100	50,715
Deduct: Total compensation expense for options determined under fair value based methods for all awards	(163,125)	(383,742)

Pro forma net income (loss)	$565,924	$1,109,816

Net income per common share
As reported:
Basic	$0.20	$0.39
Diluted	$0.20	$0.34
Proforma:
Basic	$0.16	$0.30
Diluted	$0.16	$0.26

Foreign Currency Translation

The financial statements of the Company’s U.K. division are measured using the local currency as the functional currency. Assets and liabilities of the U.K. division are translated at the rates of exchange at the balance sheet date. The resultant translation adjustments are recorded as a separate component of stockholders’ equity as other comprehensive income and have not been significant to date. Income and expense items are translated at average monthly rates of exchange.

Net Income Per Share

Basic net income per share has been computed using the weighted-average number of shares of common stock outstanding during the period, less shares subject to repurchase. Diluted net income per share has been calculated based on the shares used in the calculation of basic net income per share plus the dilutive effect of stock options and shares subject to repurchase by the Company.

Advertising Costs

The Company expenses all advertising costs as incurred.  Total advertising expense for 2002 and 2003 was $41,666 and $75,296, respectively.

Income Tax

The Company follows the liability method of accounting for income taxes in accordance with FASB Statement 109, “Accounting for Income Taxes”.  Under this method, deferred tax assets and liabilities are determined based on differences between the financial statements and tax bases of assets and liabilities as measured by enacted tax rates in effect for the year in which the differences are expected to reverse.  The Company provides a valuation allowance against deferred tax assets.

New Issued Accounting Standard

In January 2003, the Financial Accounting Standards Board (FASB) issued Interpretation (FIN) 46, Consolidation of Variable Interest Entities. FIN 46 requires that unconsolidated variable interest entities be consolidated by their primary beneficiaries. A primary beneficiary is the party that absorbs a majority of the entity’s expected losses or residual benefits. FIN 46 applies immediately to variable interest entities created after January 31, 2003, and to existing variable interest entities in the fiscal year beginning after March 15, 2004. The Company’s adoption of the guidance did not have a significant impact on the Company’s financial position and results of operations.

3.  Concentration of Risk

The Company provides laboratory services primarily to major researchers in the United States and Europe.  The Company generally requires a deposit of approximately 50% of total anticipated billings prior to commencing work on laboratory service projects.  The Company performs ongoing credit evaluations of its customers and generally does not require additional collateral on its laboratory services.  The Company maintains an allowance for doubtful accounts by accruing bad debt expense of one-half of one percent of the new U.S. accounts receivable each month.  Accounts identified as uncollectible are written off when they are determined to be uncollectible.

The Company primarily invests its excess cash in deposits with local banks and, at times, these deposits may exceed federally insured limits.  The Company selects depository institutions based upon management’s review of the financial stability of the institutions.

4.  Property and Equipment

Property and equipment consisted of the following at December 31, 2003:

Laboratory equipment	$3,211,346
Furniture and fixtures	116,791
Computer equipment	792,169
Leasehold improvements	161,348
Computer Software	14,132
UK Vehicles	12,388
4,308,174

Less accumulated depreciation and amortization	(2,260,750)

Property and equipment, net	$2,047,424

5. Accrued Expenses

Accrued expenses consisted of the following at December 31, 2003:

Accrued audit and tax preparation fees	$35,600
Accrued salary costs, payroll taxes and insurance	101,776
Accrued UK VAT tax payable	24,886
Cancelled fractional shares payable	51,629
Other accrued expenses	2,748
$216,639

6.  Notes Payable

At December 31, 2002, the Company had a revolving line of credit with a bank that provided for maximum borrowings of $600,000. Under the terms of the line, borrowings were to bear interest at the bank’s prime rate (4.25% at December 31, 2002) plus 1.5%. The line of credit expired December 31, 2002 and was renewed through December 31, 2003 with the same terms as the expiring line of credit. The Company did not renew the line of credit as of December 31, 2003.

7.  Federal Income Tax

The components of the provision for income taxes for the years ended December 31 are as follows:

	2002	2003
Current:
Federal	—	29,334
Foreign	—	388,677
State	34,645	52,679

Total	34,645	470,690

Deferred:
Federal	—	(196,278)
Foreign	—	—
State	—	11,561

Total	—	(184,717)

Total income tax provision:	34,645	285,973

A reconciliation of the actual tax rate to the statutory U.S. tax rate for the years ended December 31 is as follows:

	2002		2003
	Amount	Percent	Amount	Percent

Tax at U.S. statutory rates	$258,262	34%	$587,637	34%
State income taxes	35,937	5%	42,398	3%
Change in valuation allowance	(273,755)	(36)%	(289,586)	(17)%
Deferred compensation			(30,388)	(2)%
Other	14,201	2%	(24,078)	(1)%
	$34,645	5%	$285,973	17%

The components of deferred taxes as of December 31 are as follows:

	2002	2003
Deferred tax liabilities:
Depreciation	(47,175)	(193,658)
Currency translation gain		(20,480)

Total deferred tax liabilities	(47,175)	(214,138)

Deferred tax assets:
Deferred rent	12,644	13,393
Bad debt allowance	12,072	13,644
Vacation accrual	6,939	6,483
Deferred compensation	—	19,126
Accrued expenses	—	2,315
Net operation loss carryforwards	305,106	—
Tax credits	—	323,414

Total deferred tax assets:	336,761	378,375

Valuation allowance	(289,586)	—

Net deferred tax assets	—	164,237

The allocation of deferred tax expense (benefit) involving items charged to current year income and items charged directly to stockholder’s equity for the years ended December 31 is as follows:

	2002	2003
Deferred tax expense (benefit) allocated to capital:
Federal	—	18,773
Foreign	—	—
State	—	1,707
	—	20,480

Deferred tax expense (benefit) allocated to income:
Federal	—	(196,278)
Foreign	—	—
State	—	11,561
	—	(184,717)

Total deferred tax (benefit):	—	(164,237)

At December 31, 2002, the Company had a valuation allowance of $289,586 recorded against its net deferred tax asset.  At December 31, 2003, the Company released the valuation allowance because management believes, based on the weight of available evidence, that it is more likely than not that the Company’s net deferred tax asset will be realized in the future.  Consequently, the adjustment to reduce the valuation allowance increased net income.

At December 31, 2003, the Company has U.S. federal research and experimentation tax credit carryovers of $35,215 and foreign tax credit carryovers of $258,864 that expire beginning in 2007 and alternative minimum tax credit carryovers of $29,335 with no expiration period.

8.  Commitments and Contingencies

The Company is involved in various legal proceedings that have arisen in the ordinary course of business.  While it is not possible to predict the outcome of such proceedings with certainty, in the opinion of the Company, all such proceedings are either adequately covered by insurance or, if not so covered, should not ultimately result in any liability which would have a material adverse effect on the financial position, liquidity or results of operations of the Company.

Leases

The Company leases certain real estate for its corporate office in Houston, Texas and branch office in the United Kingdom, as well as certain equipment under non-cancelable lease agreements, which expire at various dates.  Leases with escalating lease payments are recorded on a straight–line basis over the lease term. Total rent expense for all operating leases for 2002 and 2003 was $372,880 and $242,088 respectively.

At December 31, 2003, future minimum payments under these operating leases are as follows:

2004	179,287
2005	169,313
2006	168,830
2007	155,769
2008	155,769
Thereafter	155,769

Total	$984,737

The gross amount of assets recorded under capital leases at December 31, 2002 was $1,547,696.  The related accumulated amortization was $431,724 at December 31, 2003.  Under the terms of the capital leases, the Company is obligated to make payments as set forth in the table below and, subject to certain conditions, may purchase the equipment at the end of the lease for a nominal amount.

At December 31, 2003, future minimum payments under these capital leases are as follows:

2004	$502,813
2005	429,342
2006	28,554

Total minimum lease payments	$960,709
Less amounts representing interest	60,149

Total present value of minimum lease payments	900,560
Less current portion	(458,161)

Capital lease obligation less current portion	$442,399

Amortizations of capital lease assets are included in depreciation expense.

9. Stockholders’ Equity and Stock Options

Stock Options and Warrants

The Company has a 2002 Stock Option Plan (2002 Plan). The 2002 Plan permits the board of directors to grant awards to non-employee directors, certain key employees, and others as determined by the board of directors. Awards under the 2002 Plan may be Incentive Stock Options intended to qualify as “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code, non-qualified stock options, stock awards, or performance shares. The Company has reserved a total of 2,000,000 shares of its common stock for issuance under the 2002 Plan.  Options granted under the 2002 Plan are generally exercisable immediately by non-employee directors and subject to a four year vesting schedule for employees.

The Company applies APB 25 in accounting for the Plan.  Since the exercise price of the options granted, is the weighted average of the preceding thirty active trading days of close prices, and was sometimes below the market value of the stock at the date of grant, compensation cost has been recognized for its fixed stock option plan as discussed below.  The fair value of these options was estimated at the date of grant using the Black-Scholes option pricing (“Black-Scholes”) model.  For options granted during 2002 and 2003 the following assumptions were used:  volatility ranging from 91% to 96%, expected life of five years risk free interest rate ranging from 1.3% to 3.7% with no expected dividend yield.

The Black-Scholes model was developed for use in estimating the fair value of traded options that have no vesting restrictions and are fully transferable.  In addition, option valuation models require the input of highly subjective assumptions, including the expected volatility.  Because the Company’s employee stock options have characteristics significantly different from those of traded options and because changes in the subjective input assumptions can materially affect the fair value estimate, in management’s opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee’s stock options.

During 2002 and 2003, the Company issued stock options under the 2002 Plan, at exercise prices calculated as the weighted average of the preceding thirty active trading days of close prices of the common stock on the date of grant.  During 2002 and 2003, some stock options were granted at an exercise price below the fair market value. Deferred compensation expense was recorded in stockholders’ equity for the difference between the option exercise price and the fair value of common stock.  The deferred compensation is being expensed on a straight-line basis over the vesting period. A summary of the Company’s stock options activity and related information follows:

	Year Ended December 31,
	Options	2002 Weighted Average Exercise Price	Options	2003 Weighted Average Exercise Price

Outstanding-beginning of year	63,289	$0.85	927,729	$1.29
Granted	864,440	$1.32	262,947	$2.00
Exercised	—	—	(343,450)	$1.34
Forfeited	—	—	(19,125)	$1.58

Outstanding - end of year	927,729	$1.29	828,101	$1.49

Options exercisable at year-end	740,229		657,110

Weighted average fair value of options granted during the year		$0.17		$1.46

The following summarizes information related to stock options outstanding at December 31, 2003:

	Options outstanding			Options exercisable
Range of Exercise Prices	Options	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life	Options	Weighted Average exercise price
	(in thousands, except per share amounts)

$0.15 - $1.34	603,404	$1.24	7.39 yrs	504,310	$1.25
$1.42 - $5.08	224,697	$2.17	8.34 yrs	152,800	$2.44
	828,101	$1.49	7.65 yrs	657,110	$1.53

At December 31, 2003, there are 891,738 options available for future grants under the Plan.

The Company records the fair value of options issued to non-employee consultants at the fair value of the options issued.  Any expense is recognized over the service period or at the date of issuance if the options are fully vested and no performance obligation exists.

10.  401(k) Plan

The Company has an employee 401(k) retirement plan.  Qualified employees may contribute up to 15% of their gross pay to the plan.  Employee contributions are limited to amounts established by law.  The Company may make matching contributions to the plan as determined by the Board of Directors subject to the limitations under the Internal Revenue Code.  The Company made no contributions to the plan in either 2002 or 2003.

11.  Related Party Transactions

The Company provided laboratory services, at rates normally charged to third parties, to affiliates of the Company totaling $61,195 and $116,355 in 2002 and 2003, respectively.

The due from related parties at December 31, 2003 is comprised primarily of amounts due from affiliates of the Company for laboratory services provided by the Company.

12.  Major Customers

During 2002, one customer provided approximately 11% and 15% of the Company’s revenue and accounts receivable, respectively.  During 2003, a different customer provided approximately 17% and 9% of the Company’s revenues and accounts receivable, respectively.

13.  Segment Information

The Company operates in two segments determined by geographic location.  The proportion of the Company’s sales generated from contract molecular services by location is as follows:

		2002	2003
Sales –	US	$4,838,911	$6,016,817
	UK	1,853,394	3,011,565
		$6,692,305	$9,028,382
	Total Identifiable gross property and equipment
	US	$2,915,058	$3,490,532
	UK	750,908	817,642

	Total	$3,665,966	$4,308,174

14.  Fair value of financial instruments

The Company has determined, based on available market information and appropriate valuation methodologies, that the value of its financial instruments approximates carrying value.  The carrying amounts of cash and cash equivalents, accounts receivable and accounts payable approximate fair value due to the short-term maturity of the instruments.  The carrying amount of the capital lease obligation approximates fair value based on rates currently available to the Company.

15.  Earnings per share

The following table sets forth the weighted average shares outstanding for the computation of basic and diluted earnings per share:

	For the year ending December 31,
	2002	2003
Weighted average common shares outstanding	3,537,548	3,660,983
Dilutive securities - employee stock options	84,189	574,513

Weighted average common shares outstanding assuming full dilution	3,621,737	4,235,496

In 2002 and 2003, options to purchase 76,500 and 33,000 shares of common stock were not included in the computation of diluted EPS, because the option exercise price was greater than the average market price of the common shares.

16. Comprehensive Income

Accumulated other comprehensive income presented on the accompanying balance sheet consists of foreign currency translation adjustments. Total comprehensive income for the years ended December 31, 2002 and 2003, was $753,169 and $1,478,784, respectively.

17.  Subsequent Event

On December 18, 2003, the Company signed a merger agreement with Genaissance Pharmaceuticals Inc., (Genaissance) a pharmaceutical company located in New Haven, CT, where the Company will merge with Genaissance.  The merger is expected to be completed in April 2004.

SELECTED UNAUDITED PRO FORMA CONDENSED COMBINED
FINANCIAL DATA

The following unaudited pro forma condensed combined financial statements have been prepared to give effect to the merger of Genaissance and Lark Technologies using the purchase method of accounting and the assumptions and adjustments described in the accompanying notes to unaudited pro forma condensed combined financial statements.

The unaudited pro forma condensed combined balance sheet gives effect to the merger of Genaissance and Lark Technologies as if it had occurred on December 31, 2003. The unaudited pro forma condensed combined statements of operations for the years ended December 31, 2002 and 2003 give effect to the proposed merger of Genaissance and Lark Technologies as if it had occurred on January 1, 2002. The pro forma information is based upon the historical financial statements of Genaissance and the historical financial statements of Lark Technologies and the assumptions, estimates and adjustments described in the notes to the unaudited pro forma condensed combined financial statements. The assumptions, estimates and adjustments are preliminary and have been made solely for purposes of developing such pro forma information.

Under the purchase method of accounting, the aggregate consideration paid is allocated to the tangible and identifiable intangible assets acquired and liabilities assumed on the basis of their fair values on the transaction date. As currently estimated, the estimated purchase price exceeds the fair value of the net assets acquired. As a result, the excess of the purchase price over the estimated fair values will be recorded as Goodwill for purchase accounting purposes. In accordance with Statement of Financial Accounting Standards No. 141 (or SFAS No. 141), “Business Combinations,” the estimated value of goodwill of approximately $11.8 million is based on Lark Technologies’ balance sheet as of December 31, 2003.  The estimated purchase price allocation is based on management’s preliminary analysis and estimates.

The unaudited pro forma condensed combined financial statements are presented for illustrative purposes only and are not necessarily indicative of the consolidated financial position or consolidated results of operations that would have been reported had the merger occurred on the date indicated, nor do they represent a forecast of the consolidated financial position at any future date or the consolidated results of operations for any future period. Furthermore, no effect has been given in the unaudited pro forma condensed combined statements of operations for synergistic benefits that may be realized through the combination of the two companies or costs that may be incurred in integrating their operations. The unaudited pro forma condensed combined financial statements should be read in conjunction with the historical consolidated financial statements, including the notes thereto, and management’s discussion and analysis of financial condition and results of operations of Genaissance and Lark Technologies covering the years ended December 31, 2003 and December 31, 2002.

Pro Forma Condensed Combining Balance Sheet as of December 31, 2003

(In thousands)

(unaudited)

	Historical		Pro Forma

	Genaissance	Lark	Adjustments		Combined

ASSETS
Current assets:
Cash and cash equivalents	$8,033	$1,459	$—		$9,492
Marketable securities	8,771	—	—		8,771
Accounts receivable	2,573	1,529	—		4,102
State taxes receivable	1,442	—	—		1,442
Inventory	1,278	160	33	(A)	1,471
Other current assets	645	515	—		1,160

Total current assets	22,742	3,663	33		26,438
Property and equipment, net	8,776	2,047	—		10,823
Investment in affiliate	2,531	—	—		2,531
Goodwill	—	—	11,783	(B)	11,783
Other intangible assets	810	—	11,037	(C)	11,847
Other noncurrent assets	730	52	(352	)(D)	430

Total assets	$35,589	$5,762	$22,501		$63,852

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$898	$589	$1,205	(E)	$2,692
Current portion of long-term debt	2,088	458	—		2,546
Accrued expenses	4,106	371	—		4,477
Current portion of deferred revenue	1,455	303	—		1,758

Total current liabilities	8,547	1,721	1,205		11,473
Long-term debt	7,030	442	—		7,472
Deferred rent expense	—	37	—		37
Deferred revenue, less current portion	4,090	—	—		4,090
Other long-term liabilities	1,593	214			1,807

Total liabilities	21,260	2,414	1,205		24,879

Preferred stock	5,097	—	—		5,097
Warrant	835	—	—		835

Stockholders’ equity:
Preferred stock, par value	—	—	—		—
Common stock, par value	23	4	(4	)(F)	30
			7	(G)
Additional paid-in capital	220,541	3,132	(3,132	)(F)	245,881
			25,340	(G)
Deferred stock compensation	—	(9)	9	(F)	(703)
			(703	)(G)
Accumulated deficit/retained earnings	(212,160)	575	(575	)(F)	(212,160)
Accumulated other comprehensive (loss) income	(7)	59	(59	)(F)	(7)
Less treasury stock	—	(413)	413	(F)	—

Total stockholders’ equity	8,397	3,348	21,296		33,041

Total liabilities and stockholders’ equity	$35,589	$5,762	$22,501		$63,852

See accompanying notes to unaudited pro forma condensed combining financial statements.

Pro Forma Condensed Combining Statement of Operations For the Year Ended

December 31, 2003

(In thousands, except per share data)

(unaudited)

	Historical		Pro Forma

	Genaissance	Lark	Adjustments		Combined

Revenues:
Laboratory services	$2,133	$9,028	$—		$11,161
License and service	10,386	—	—		10,386

Total revenues	12,519	9,028	—		21,547

Operating expenses:
Cost of laboratory services	1,877	4,424	112	(H)	6,413
Research and development	20,054	—	—		20,054
General and administrative	8,706	2,794	239	(I)	11,739
Loss on leased equipment	368	—	—		368
Amortization of intangibles	—	—	480	(J)	480

Total operating expenses	31,005	7,218	831		39,054

Loss from operations	(18,486)	1,810	(831)		(17,507)
Interest expense, net	(552)	(82)	—		(634)

Income (loss) before income taxes	(19,038)	1,728	(831)		(18,141)
Benefit from (provision for) income taxes	580	(286)	196	(K)	490
Loss in equity of affiliate	(100)	—	—		(100)

Net loss	$(18,558)	$1,442	$(635)		$(17,751)
Preferred stock dividends and accretion	(74)	—	—		(74)
Beneficial conversion features of preferred stock and warrant	(2,204)	—	—		(2,204)

Net loss applicable to common shareholders	(20,836)	1,442	(635)		(20,029)

Basic net loss per share	$(.91)	$0.39			$(.68)

Diluted net loss per share	(.91)	0.34			(.68)

Weighted average shares used in computing basic net loss per share	22,969	3,661			29,595

Weighted average shares used in computing diluted net loss per share	22,969	4,235			29,595

See accompanying notes to unaudited pro forma condensed combining financial statements.

Pro Forma Condensed Combining Statement of Operations For the Year Ended

December 31, 2002

(In thousands, except per share data)

(unaudited)

	Historical		Pro Forma

	Genaissance	Lark	Adjustments		Combined

Revenues:
Laboratory services	$—	$6,692	$—		$6,692
License and service	8,111	—	—		8,111

Total revenues	8,111	6,692	—		14,803

Operating expenses:
Cost of services	—	3,662	200	(L)	3,974
			112	(H)
Research and development	23,940	—			23,940
General and administrative	8,799	2,210	240	(I)	11,249
Impairment of fixed assets	6,000	—	—		6,000
Amortization of intangible assets	—	—	480	(J)	480

Total operating expenses	38,739	5,872	1,032		45,643

Loss from operations	(30,628)	820	(1,032)		(30,840)
Interest expense, net	(2,430)	(60)	—		(2,490)

Loss before income taxes	(33,058)	760	(1,032)		(33,330)
Provision for income taxes	(35)	(35)	—		(70)

Net loss	$(33,093)	$725	$(1,032)		$(33,400)

Basic net loss per share	$(1.45)	$0.20			$(1.14)

Diluted net loss per share	(1.45)	0.20			(1.14)

Weighted average shares used in computing basic and diluted net loss per share	22,809	3,555			29,244

Weighted average shares used in computing basic and diluted net loss per share	22,809	3,639			29,244

See accompanying notes to unaudited pro forma condensed combining financial statements.

1.                      Basis of Presentation

On April 1, 2004, the shareholders of Genaissance and Lark Technologies approved the merger agreement the companies entered into in December 2003.  Under the terms of the agreement, each outstanding share of Lark Technologies common stock was exchanged for 1.81 shares of Genaissance common stock. The merger is expected to qualify as a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code.

As of April 1, 2004, there were 3,928,864 shares of Lark Technologies common stock outstanding and 799,749 shares of Lark Technologies common stock issuable upon exercise of outstanding options. Based upon these amounts and the terms outlined above, Lark Technologies shareholders received a total of 7,111,195 shares of Genaissance common stock, and holders of Lark Technologies options received options to purchase approximately 1,448,000 shares of Genaissance common stock, under which the right to purchase approximately 1,193,000 shares of Genaissance common stock are fully vested and immediately exercisable.

2.                      Preliminary Purchase Price-Lark Technologies

In determining the Lark Technologies purchase price, Genaissance used the estimated value of Genaissance common stock of approximately $2.97 per share based upon the average closing price of Genaissance common stock for the two trading days before and after the merger announcement.

The fair value of Genaissance’s stock options to be issued was determined using the Black-Scholes option pricing model. The following assumptions were used to determine the fair value of the options: the remaining life of the option, a risk-free interest rate of 3.50%, an expected volatility of 105% and no expected dividend yield.

The total purchase price of the proposed Lark Technologies merger is as follows:

Value of Genaissance common stock to be issued	$21,120,000
Value of Genaissance options to be issued (1)	3,524,000
Estimated transaction costs	1,114,000

Total estimated purchase price	$25,758,000

(1)	Net of $703,000 representing the portion of the intrinsic value of Lark Technologies unvested options applicable to the remaining vesting period.

The preliminary allocation of the aggregate purchase price to the tangible assets acquired and liabilities assumed in connection with this acquisition was based upon estimated fair values as determined by management. The preliminary purchase price allocation is summarized below:

Tangible assets acquired	$5,795,000
Intangible assets acquired	11,037,000
Goodwill	11,783,000
Liabilities assumed	(2,857,000)

Total estimated purchase price	$25,758,000

As the estimated fair value of the net assets acquired is lower than the estimated purchase price, Goodwill of approximately $11.8 million will be recorded in accordance with the purchase accounting rules.

The allocation of the purchase price is preliminary. The purchase price allocation will remain preliminary until Genaissance determines the fair values of other assets and liabilities acquired. The final determination of the purchase price allocation is expected to be completed in the second quarter of 2004. The final amounts allocated to assets and liabilities acquired could differ from the amounts presented in the unaudited pro forma condensed combined financial statements.

3.                      Pro Forma Adjustments

The accompanying unaudited pro forma condensed combined financial statements have been prepared as if the merger was completed on December 31, 2003 for balance sheet purposes and as of January 1, 2002, for statement of operations purposes and reflect the following pro forma adjustments:

(A)	To record the step up of inventory acquired.
(B)	To record Goodwill of $11.8 million due to the estimated purchase price exceeding the estimated fair value of the acquired net assets.
(C)

To record the intangible assets acquired including Backlog of $200,000 with an estimated useful life of one year, Customer Relationships of $7.2 million with an estimated useful life of fifteen years and GLP Certification of $137,000 and Trade Name of $3.5 million with indefinite lives.

(D)	To eliminate previously capitalized transaction costs incurred by Genaissance now reflected in the purchase price.
(E)	Accrual of transaction related costs, net of amounts recorded as of December 31, 2003.
(F)	Elimination of Lark Technologies stockholder equity accounts.
(G)	Issuance of Genaissance common stock, $0.001 par value, as discussed above, and to record deferred compensation of approximately $703,000 related to unvested options.
(H)	To record additional cost of laboratory services expense for the amortization of deferred compensation of $112,000 for each of the years ended December 31, 2003 and 2002.
(I)	To record additional general and administrative expense for the amortization of deferred compensation of $239,000 and $240,000 for each of the years ended December 31, 2003 and 2002, respectively.
(J)	To record amortization of intangible expense for the customer relationships of $480,000 for each of the years ended December 31, 2003 and 2002.
(K)	To reduce the income tax expense due to use of Genaissance’s net operating loss carryforwards for U.S. federal income taxes.
(L)	To record additional cost of laboratory services expense for the amortization of the Backlog acquired.

4.                      Items Not Adjusted

The pro forma adjustments do not reflect any integration adjustments such as operating efficiencies and cost savings that may be achieved with respect to the combined entity.

5.                      Common Shares Outstanding

The number of pro forma common shares outstanding after giving effect to the merger for purposes of the pro forma December 31, 2003 balance sheet is:

Genaissance’s common shares outstanding at December 31, 2003	23,301,000
Increase in common shares attributable to conversion of Lark Technologies stock	6,659,000
(3,678,759 x 1.81)

Total pro forma common shares outstanding	29,960,000

6.                      Pro Forma Combined Net Loss Per Share

The pro forma combined net loss per share attributable to common stockholders, basic and diluted, is computed as follows:

	Year Ended December 31, 2003	Year Ended December 31, 2002
	(In thousands, except per share information)

Pro forma net loss attributable to common stockholders	$(20,029)	$(33,400)
Weighted average shares used in computing net loss per share attributable to Genaissance common stockholders, basic and diluted	22,969	22,809
Pro forma adjustments:
Effect of assumed conversion of Lark common stock	6,626	6,435
Weighted average shares used in computing pro forma net loss per share attributable to common stockholders of the combined company, basic and diluted	29,595	29,244
Pro forma net loss per share attributable to common stockholders, basic and diluted	$(0.67)	$(1.14)

EXHIBIT INDEX

Exhibit No.	Exhibit Description

2.1*

Agreement and Plan of Merger, dated December 18, 2003, by and among Genaissance Pharmaceuticals, Inc., Brown Acquisition Corp. and Lark Technologies, Inc. (previously filed on December 22, 2003, as Exhibit 2.1 to the Company’s Current Report on Form 8-K, as amended, and incorporated herein by reference).

23.1	Consent of Ernst & Young LLP. Filed herewith.

*                                         The exhibits and schedules to this agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K.  The Company will furnish copies of any of the exhibits and schedules to the Securities and Exchange Commission upon request.